UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2017

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	001-33177	22-1897375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3499 Route 9N, Suite 3D, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 12, 2017, the Board of Directors of Monmouth Real Estate Investment Corporation (NYSE: MNR) increased the number of its directors from eleven to twelve. To fill the resulting vacancy, effective September 12, 2017, the Board elected Mr. Gregory Otto as a Class I Director, to serve for the remaining term of Class I Directors, until the Company’s 2019 annual meeting of stockholders and when his successor is duly elected and qualifies. The Board also determined that Mr. Otto is an independent director under the listing standards of the New York Stock Exchange. As a member of the Board of Directors, effective as of the Company’s January 2018 Board Meeting, Mr. Otto will participate in the Company’s director compensation program and, as a result, will receive an annual fee of $52,800 which will be paid in cash of $48,000 and in shares of the Company’s unrestricted common stock worth $4,800. In addition, he will receive $500 for each Board telephonic meeting attended. If he is appointed to any Board committees, he will receive $1,200 for each committee meeting attended. Mr. Otto received a meeting attendance fee of $4,000 for the Board of Directors meeting that he attended on September 12, 2017. He is expected to enter into the Company’s standard form of indemnification agreement for its directors, which requires the Company to indemnify each indemnitee to the fullest extent permitted by the Maryland General Corporation Law.

(e) Effective September 12, 2017, Directors received an increase in their fixed annual cash fee from $41,000 to $48,000, plus an additional amount to be paid in the Company’s unrestricted common stock worth $4,800 for a total annual fee of $52,800. This annual fee will be paid quarterly. In addition, on September 12, 2017, the Directors (with the exception of Gregory Otto, whose election to the Board was announced on September 12, 2017) received a one-time bonus of 1,000 shares of the Company’s restricted stock, which vests over five years. Effective with the Company’s 2018 fiscal year, Directors will receive an increase in their meeting attendance fee from $4,000 to $5,000 for each Board meeting attended in person, and they will continue to receive $500 for each Board telephonic meeting attended. Directors appointed to Board committees will continue to receive $1,200 for each committee meeting attended.

Item 7.01 Regulation FD Disclosure.

On September 12, 2017, the Company issued a press release announcing the election of Mr. Gregory Otto to the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 12, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial and Accounting Officer

Date September 14, 2017

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